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                                                                    EXHIBIT 10.1

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                        LICENSE AND DEVELOPMENT AGREEMENT

                                     BETWEEN

                           DUSA PHARMACEUTICALS, INC.

                          AND PHOTONAMIC GMBH & CO. KG

                                   DATED AS OF

                                DECEMBER 30, 2002

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                                TABLE OF CONTENTS

PRELIMINARY STATEMENTS                                             1

1     DEFINITIONS                                                  1

2     REPRESENTATIONS AND WARRANTIES                               5

3     JOINT DEVELOPMENT COMMITTEE                                  6

4     DEVELOPMENT PROGRAM                                          7

5     REGULATORY MATTERS                                           9

6     GRANT OF RIGHTS; OBLIGATIONS                                11

7     MILESTONES, ROYALTIES AND JOINT VENTURE                     12

8     PAYMENTS AND REPORTS                                        13

9     INTELLECTUAL PROPERTY                                       15

10    PUBLICATION; CONFIDENTIALITY                                17

11    INDEMNIFICATION                                             18

12    INSURANCE                                                   19

13    TERM; TERMINATION                                           20

14    FORCE MAJEURE                                               23

15    MISCELLANEOUS                                               23


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                                LIST OF EXHIBITS

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EXHIBIT 1.8     THE COMPOUND

EXHIBIT 1.26    LICENSED TECHNOLOGY

EXHIBIT 5.4     DRUG SAFETY AGREEMENT










                               LIST OF APPENDICES



APPENDIX A GENERAL DEVELOPMENT PLAN

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                        LICENSE AND DEVELOPMENT AGREEMENT


     THIS LICENSE AND DEVELOPMENT AGREEMENT (this "Agreement") dated as of December 30, 2002, is entered into by and between DUSA Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of New Jersey, having offices at 25 Upton Drive, Wilmington, Massachusetts 01887 ("DUSA"), and Photonamic GmbH & Co. KG, a corporation organized and existing under the laws of the Republic of Germany, having offices located at Fehlandtstrasse 3, 20354 Hamburg, Germany ("PN").


PRELIMINARY STATEMENTS


     WHEREAS, PN owns, and/or has rights to certain pre-clinical and clinical data, technology and know-how in existence as of the Effective Date relating to the Compound and its use in the Field; and


     WHEREAS, DUSA has developed and owns, and/or has exclusive rights relating to the Compound in the Territory; and


     WHEREAS, DUSA and PN desire to collaborate on the completion of the development and commercialization of certain products using the Compound for application in the Field; and


     WHEREAS, PN's Affiliate, medac GmbH ("medac"), and DUSA have entered into a separate agreement of even date herewith (the "Supply Agreement") pursuant to which medac will supply DUSA with [ * ] requirements of Product(s), all on the terms and conditions set forth in such Supply Agreement; and


     WHEREAS, DUSA wishes to obtain, and PN desires to grant to DUSA, an [ * ] license under the Licensed Technology to develop and commercialize the Products in the Territory for medical applications in the Field, all on the terms and conditions set forth below.


     NOW, THEREFORE, in consideration of the Preliminary Statements and the mutual agreements and covenants set forth in this Agreement, the Parties agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1 unless context dictates otherwise:

     1.1 "Additional Indication" shall mean, in each case, a use of the Product outside the Field determined as set forth in Section 4.5, and the Barrett's Indication, the development of which shall be undertaken by DUSA. For clarification, Additional Indication is not meant to include "off-label" use of the Product by end-users.

     1.2 "Affiliate" shall mean any entity controlling, controlled by, or under common control with any Party. For these purposes, "control" shall refer to: (i) the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through the

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ownership of voting securities, by contract or otherwise, or (ii) the ownership, directly or indirectly, of at least [ * ] percent ([ * ]%) of the voting securities or other ownership interest of an entity.

     1.3 "Annual Development Plan" shall have the meaning assigned to such term in Section 4.3.1.

     1.4 "Agreement Year" shall mean, in each instance, the twelve (12) month period commencing as of the Effective Date or the anniversary date thereof.

     1.5 "Barrett's Indication" shall mean the use of photodynamic therapy for the treatment of Barrett's esophagus, low grade dysplasia of the esophagus, and high grade dysplasia of the esophagus.

     1.6 "Breaching Party" shall have the meaning assigned to such term in
Section 13.3.

     1.7 "cGMP" shall mean current Good Manufacturing Practice as defined in Parts 210 and 211 of Title 21 of the U.S. Code of Federal Regulations, as may be amended from time to time, or any successor thereto.

     1.8 "Compound" shall mean the chemical compound 5-aminolevulinic acid HCl, as more particularly described on Exhibit 1.8 hereto.

     1.9 "Confidential Information" shall have the meaning assigned to such term in Section 10.4.

     1.10 "Cost of Product" shall have the meaning assigned to such term in the Supply Agreement.

     1.11 "Development Program" shall mean the development program with respect to the Product, pursuant to the General Development Plan, as updated and amended by the Annual Development Plans approved by the JDC, to obtain Registration of the Product in each country in the Territory pursuant to Section 4.

     1.12 "Drug Master File" shall mean a drug master file, when filed by PN or medac, as required under the United States Food Drug & Cosmetic Act, and under the regulations promulgated thereunder, specifically 21 C.F.R. 314.420, et. seq., and any successor regulations thereto, and any other Regulatory Authority.

     1.13 "Effective Date" shall mean the date of this Agreement stated above.

     1.14 "Executive Officers" shall mean the Chief Executive Officer of DUSA and the Managing Director of PN, or such other person holding similar positions, as may be designated by the applicable Party, from time to time.

     1.15 "FDA" shall mean the United States Food and Drug Administration, or any successor thereto.

     1.16 "Field" shall mean fluorescence-guided resection of glioblastoma or other brain cancers.

     1.17 "First Commercial Sale" shall mean, with respect to each Product, the first sale for which payment has been received for use or consumption by the end user of such Product in

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any country after all required Registrations have been granted, or such sale is otherwise permitted, by the Regulatory Authority in such country, excluding Samples, or other product provided at no cost to the end-user (i.e., compassionate use).

     1.18 "General Development Plan" shall mean the initial development plan set forth in Appendix A for the development of the Product pursuant to the Development Program, and as updated annually by the Annual Development Plans.

     1.19 "Generic Product" shall mean, on a country-by-country basis, any bio-equivalent and/or bio-available product for use in the Field that contains the Compound as an active ingredient that is marketed by a Third Party or Parties following the expiration or invalidation of patent protection in such country owned or licensed by DUSA.

     1.20 "IND" shall mean any filing made with the Regulatory Authority in any country for initiating human clinical trials in such country, with respect to the Product.

     1.21 "Indemnitee" shall have the meaning assigned to such term in Section 11.3.

     1.22 "Infringement" shall have the meaning assigned to such term in Section 9.3.1.

     1.23 "Invention" shall mean any new or useful process, manufacture, compound or composition of matter relating to the Compound or a Product (including, without limitation, the formulation, delivery or use thereof in the Field), whether patentable or unpatentable, or any improvement thereof, that is conceived or first reduced to practice or demonstrated to have utility during the term of this Agreement.

     1.24 "Joint Development Committee" or "JDC" shall have the meaning assigned to such term in Section 3.1.

     1.25 "Know-how" shall mean any and all Inventions, improvements, discoveries, claims, formulae, processes, trade secrets, technologies and skill (including confidential data and Confidential Information), whether patented or unpatented, patentable or unpatentable, that is generated, owned or controlled by PN at any time before or during the term of this Agreement relating to, derived from, or useful for the manufacture, use or sale of the Compound or the Product(s) in the Field in any country in the Territory, including, without limitation, synthesis, preparation, recovery and purification processes and techniques, control methods and assays, chemical data, toxicological and pharmacological data and techniques, clinical data, medical uses, product formulae and formulations, manufacturing processes and methods and specifications.

     1.26 "Licensed Technology" shall mean the Know-how and all information regarding PN's preclinical and clinical studies in the Field and all results and/or data from such studies, and all IND or Registration Applications relating thereto, generated, owned or controlled by PN at any time before or during the term of this Agreement, as well as items inadvertently omitted from Exhibit 1.26 which may come to PN's attention from time to time. Licensed Technology is identified on Exhibit 1.26.

     1.27 "Manufacturing Standards" shall mean, with respect to any Product, cGMP and such additional manufacturing specifications or standards as may be established by any Regulatory Authority from time to time, it being understood that at the Effective Date, the FDA has not inspected medac's suppliers with respect to their manufacture of the Product.

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     1.28 "NDA" shall mean a New Drug Application under the United States
Federal Food, Drug and Cosmetics Act and the regulations promulgated thereunder.

     1.29 "Net Sales" shall mean the [ * ]. Such amounts shall be determined from the books and records maintained by a Party as applicable. All Net Sales made by DUSA are sales in the Field unless DUSA receives approval for a Registration outside the Field.

     1.30 "Non-breaching Party" shall have the meaning assigned to such term in
Section 13.3.

     1.31 "Party" shall mean DUSA or PN and, when used in the plural, shall mean DUSA and PN.

     1.32 "Phase III Clinical Trial" shall mean PN's currently on-going controlled studies in humans testing the efficacy and safety of the Product for use in the Field in a manner sufficient to obtain FDA Registration of such Product, a summary and description of which are set forth in the General Development Plan.

     1.33 "Pre-NDA Meeting" shall mean, with respect to the use of the Product in the Field, a meeting that takes place with the FDA in advance of filing the Registration Application in the U.S. to confirm (i) the adequacy of the filing data, and (ii) subject to the review of the data, that no further pre-clinical or clinical studies are required in order to file.

     1.34 "Product" shall mean, individually or collectively, the [ * ] formulation of the Compound currently in PN's clinical trials in the Field, any [ * ] formulations of the Compound and/or the [ * ] formulation of the Compound which has been tested by medac or which may be developed pursuant to the Development Program, as appropriate in the context of the reference.

     1.35 "Registration" shall mean, with respect to each country, written approval of the Registration Application for any Product filed in such country, including pricing or reimbursement, where applicable, by the Regulatory Authority in such country.

     1.36 "Registration Application" shall mean a NDA or a comparable filing for Registration in a country , in each case with respect to a Product for application in the Field.

     1.37 "Regulatory Authority" shall mean the FDA in the U.S., and any health regulatory authority(ies) in any country that is a counterpart to the FDA and holds responsibility for granting regulatory marketing approval for a Product in such country, and any successor(s) thereto and any other state or local health regulatory authorities having jurisdiction for any activities contemplated by the Parties.

     1.38 "Samples" shall mean a supply of Product in its final formulation ready for sale which is used as promotional material to encourage use and provided to end-users or distributors at no cost to them.

     1.39 "Statistically Significant Results" shall mean the analysis of the results of the Phase III Clinical Trial as required by a Regulatory Authority to satisfy efficacy requirements; and in the case of the Product in the Field for the FDA shall mean the analysis of the results using all patients in the Phase III Clinical Trial, calculated by including and/or excluding the training patients, and by measuring the recurrence rate of disease six months after the resection procedure as a primary endpoint, all of which must yield statistical significance by FDA standards.

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     1.40 "Sublicensee" shall mean a Third Party to which a Party has granted a sublicense to develop, manufacture, use or sell a Product in any country, pursuant to Section 6.1, 6.2, and 6.4.

     1.41 "Term" shall have the meaning assigned to such term in Section 13.1.

     1.42 "Territory" shall mean all the United States, [ * ]: provided that, for each individual country, [ * ] at any time prior to or during the Term of this Agreement.

     1.43 "Third Party" shall mean any person who or which is neither a Party nor an Affiliate of a Party.

     1.44 "United States" or "U.S." shall mean the United States of America, including its possessions and territories.

2.   REPRESENTATIONS AND WARRANTIES.

     2.1 Representations and Warranties of Both Parties. Each Party represents and warrants to the other Party, as of the Effective Date, that:

          2.1.1 such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

          2.1.2 such Party is free to enter into this Agreement;

          2.1.3 by entering into this Agreement, such Party will not violate any other agreement to which it is a party; and

          2.1.4 such Party has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement.

     2.2 Representations and Warranties of PN. PN represents and warrants to DUSA, as of the Effective Date, that:

          2.2.1 PN is the owner of, or has exclusive rights to, all the Licensed Technology in existence on the Effective Date, and has the exclusive right to grant the licenses granted under this Agreement, including, but not limited to all Know-how generated, owned, or controlled by PN's predecessor and affiliate, medac, GmbH, relating to the manufacture, use and sale of the Compound and the Product in the Field;

          2.2.2 to the best of PN's knowledge, DUSA's commercialization of the Licensed Technology using the Compound and/or the Product in the Field, in accordance with the terms of this Agreement, [ * ] any patent or other proprietary rights in the Territory of any Third Party;

          2.2.3 PN shall use commercially reasonable best efforts to perform its obligations under this Agreement and shall perform the obligations assigned to it under the Development Program in compliance with good laboratory and clinical practices and cGMP, and in accordance with Section 4;

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          2.2.4 PN has not entered into any agreement with any Third Party that grants the same or similar rights as are granted to DUSA pursuant to this Agreement; and

          2.2.5 PN has filed with the health regulatory authorities in Germany an amendment to its Phase III Clinical Trial protocol adding the recurrence rate of disease six months after the resection procedure as a primary endpoint.

     2.3 Representations and Warranties of DUSA. DUSA represents and warrants to PN, as of the Effective Date, that:

          2.3.1. DUSA is the exclusive licensee of Patent No. 5,422,093;

          2.3.2 DUSA shall use its commercially reasonable best efforts to perform its obligations under this Agreement; and

          2.3.3. DUSA shall perform all its obligations in a manner commensurate with professional standards generally applicable in its industry.

3.   JOINT DEVELOPMENT COMMITTEE.

     3.1 Members, Officers. The Parties shall establish a joint development committee (the "Joint Development Committee" or "JDC"), which shall consist of an equal number of members from each of DUSA and PN, the exact number of which shall be as the Parties may agree, from time to time. Each Party shall select and may replace any or all of its representatives on the JDC at any time upon written notice to the other Party in accordance with Section 15.5.1 of this Agreement. Any member of the JDC may call a meeting, designate a substitute to attend and perform the functions of that member at any meeting of the JDC.

     3.2 Responsibilities. The JDC shall perform the following functions:

          3.2.1 review data and reports arising from and generated in connection with PN's or its Affiliates' clinical trials in the Field, any proposed changes to the oral formulation of the Product and the Development Program;

          3.2.2 review all studies relating to the Product(s) and any other studies proposed to be performed in connection with the registration process for the Product(s) under this Agreement;

          3.2.3 determine the scope, location, cost-sharing, timelines, and protocols for pre-clinical and clinical studies which may be necessary for Registration of the Product in the Field [ * ];

          3.2.4 decide no later than [ * ]

          3.2.5 provide a mechanism for the exchange of information between the Parties with regard to the Know-how and Licensed Technology; and

          3.2.6 have such other responsibilities as may be assigned to the JDC pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.

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     3.3 Meetings. During the term of the Development Program, the JDC shall meet in person at least twice each calendar year, and more frequently as the Parties deem appropriate, on such dates, and at such places and times, as the Parties shall agree.

     3.4 Decision-making.

          3.4.1 Each Party shall have, collectively, one (1) vote in all decisions.

          3.4.2 If, with respect to a matter that is subject to the JDC's decision-making authority, the JDC cannot reach consensus within fifteen (15) days after it has met and attempted to reach such consensus, the matter shall be referred on the sixteenth (16th) day to the Executive Officers for resolution. The Executive Officers shall use reasonable efforts to resolve the matters referred to them. DUSA shall have the deciding vote with respect to matters concerning the conduct of pre-clinical and clinical trials which it believes in good faith are necessary to secure Regulatory Approval in the Territory; provided however, that PN shall only be responsible for a maximum of [ * ] of cost incurred for any pre-clinical or clinical studies which are approved by JDC pursuant to this Section 3.4.2; and [ * ].

          3.4.3 For all purposes under this Agreement, any decision made pursuant to Section 3.4.2 shall be deemed to be the decision of the JDC.

     3.5 Minutes. Definitive minutes of all JDC meetings shall be finalized no later than thirty (30) days after the meeting to which the minutes pertain.

     3.6 Term. The JDC shall exist until the termination or expiration of the Development Program and for such longer period as necessary to perform the remaining responsibilities assigned to it under this Agreement.

     3.7 Expense. Each Party shall be responsible for all travel and related costs and expenses for its members and approved invitees to attend meetings of, and otherwise participate on, the JDC.

4.   DEVELOPMENT PROGRAM.

     4.1 Scope of the Development Program. The activities of the Development Program shall begin on the Effective Date and shall include the research and development activities of either or both of the Parties under this Agreement to
(i) finalize commercial development of [ * ] the Product, (ii) consider further development [ * ] of the Product from the Compound, and (iii) such other activities as necessary to implement the activities set forth in the General Development Plan, as amended from time to time, and the Annual Development Plans. Each Party, under the oversight of the JDC, shall manage the Development Program in its area of responsibility. Except as otherwise expressly provided in this Section 4, each Party shall bear the entire cost and expense it incurs in connection with fulfillment of its obligations hereunder.

     4.2 General Development Plan. The General Development Plan has been prepared and approved by the Parties and is annexed to and made part of this Agreement as Appendix A. The General Development Plan outlines (i) all current and planned clinical studies and/or protocols, (including, but not limited to the amended protocol in the Field to add an endpoint measuring time to recurrence of disease) for completion of the Phase III Clinical Trial, and (ii) estimated timelines for completion of clinical and manufacturing tasks to be undertaken to support the Registration of the Product, taking into consideration the requirements of the FDA. The General Development Plan shall be updated annually by incorporation of the Annual

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Development Plan(s) and may be further amended, at any time and from time to time, as approved by the JDC.

     4.3 PN's Responsibilities under the Development Program. As part of the Development Program, PN shall:

          4.3.1 at least [ * ] per Agreement Year, [ * ], prepare and submit to the JDC for approval a report, including a revised timeline, of the development and regulatory actions to be taken during the upcoming Agreement Year with respect to the projects in its area of responsibility under the Development Program, which shall include a description of the goals and scope of such actions and the allocation of responsibilities, if any, to the respective Parties (each, an "Annual Development Plan");

          4.3.2 use [ * ] efforts to conduct and complete [ * ], the currently ongoing Phase III Clinical Trial for the Product in the Field as set forth in the General Development Plan; and be responsible for up to the first [ * ] of additional pre-clinical or clinical studies as determined by the JDC under the terms and conditions stated in Section 3.2.3; [ * ];

          4.3.3 use [ * ] efforts to complete development, [ * ], of each Product through [ * ], pursuant to the General Development Plan as updated by applicable Annual Development Plan(s);

          4.3.4 facilitate discussions between DUSA and PN's or its Affiliates' Product manufacturers and/or suppliers [ * ];

          4.3.5 maintain records, in sufficient detail and in good scientific manner, which shall be complete and accurate and shall fully and properly reflect all work performed and results achieved in connection with the Development Program as required under all applicable Regulatory Authorities or other laws and regulations. DUSA shall have the right, once per calendar year, or more often as may be required to comply with any rule, regulation or other requirement of a Regulatory Authority, during normal business hours and upon reasonable notice, to inspect all such records. DUSA shall maintain such records and information contained therein in confidence in accordance with Section 10 and shall not use such records or information except to the extent otherwise permitted by this Agreement;

          4.3.6 within [ * ] days after the Effective Date, provide to DUSA copies of reports of all pre-clinical studies and within [ * ] calendar days of DUSA's request, which request may be made at any time thereafter, provide DUSA with the raw data underlying such pre-clinical studies, and in accordance with the timeline included in the General Development Plan as amended by the JDC during the term of the Agreement, provide copies of clinical data and studies and information, relating to the development of the Compound generated by or on behalf of PN or its Affiliates (including primary and secondary pharmacology, toxicology, formulation, and stability studies) and continue to provide to DUSA copies of all such data and information relating to the development of the Product, as well as any post-commercialization data regarding the Product, that comes into PN's or its Affiliates' possession and control during the term of this Agreement as required for compliance with DUSA's regulatory reporting requirements; and

          4.3.7 within [ * ] after the end of each [ * ] during a calendar year during the term of the Development Program, furnish the JDC with reasonably detailed, written reports on all activities conducted by PN in the Field during such period in connection with the

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development and commercialization of all products that contain the Compound as an active ingredient.

     4.4 DUSA's Responsibilities under the Development Program. As part of the Development Program, DUSA shall:

          4.4.1 at least [ * ] per Agreement Year, not later than [ * ], review and comment upon the Annual Development Plan to be submitted to the JDC;

          4.4.2 promptly following the Effective Date, DUSA will provide PN, for its regulatory use, with the results of a [ * ] study of clinical history in patients [ * ]; and

          4.4.3 within [ * ] after the end of each [ * ] during a calendar year during the term of the Development Program, furnish the JDC with reasonably detailed, written reports on all activities conducted by DUSA in the Field during such period in connection with the development and commercialization of all products that contain the Compound as an active ingredient.

     4.5 Additional Development Efforts. The Parties recognize that each may conduct research from time to time, outside the Development Program, resulting in the discovery that the Product demonstrates utility for an Additional Indication. The Parties may from time to time (but are not required to) and each in its sole discretion, propose any such Additional Indication(s) for development by the Parties within the Development Program, by submitting a reasonably detailed report to the other Party. If the Parties determine that such Additional Indication should be developed in the Development Program, the Parties shall negotiate, in good faith, a budget and plan for development of such Additional Indication(s). If within [ * ] days the Parties agree on a budget for such development, the Additional Indication shall be included in this Agreement [ * ] by either Party. If however the Parties are not able to reach agreement on a budget and plan (including dispute resolution procedures) within said [ * ] day time frame, the Additional Indication shall not be developed as part of the Development Program and the proposing Party shall be free to continue to develop the Product, as it chooses, for use in such Additional Indication(s).

          4.5.1 Regardless of whether the Parties decide to include such Additional Indication in the Development Program, PN shall notify and cause its Affiliate, medac to, prior to the expiration of the [ * ] day time frame, advise DUSA, in writing, whether or not medac will agree to supply Product to DUSA for its development and commercial needs of any Additional Indication consistent with the provisions of the Supply Agreement. medac acknowledges that it has agreed to supply DUSA with Product for the Barrett's Indication.

     4.6 Liability. Each Party shall be responsible for, and hereby assumes, any and all risks of personal injury or property damage attributable to the negligent or willful acts or omissions, during the term of the Development Program, of such Party or its Affiliates, and their respective directors, officers, employees and agents.

     4.7 Disclaimer. [ * ]

5.   REGULATORY MATTERS.

     5.1 Regulatory Filings. DUSA shall, as may be appropriate, in its sole discretion, prepare and file any and all INDs, Registration Applications and other regulatory filings for the Products in each country in the Territory through and including Registration, and, thereafter shall

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COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED.

be responsible for maintaining such Registrations. Any such filings shall be in DUSA's name and expense (or that of its Affiliates, Sublicensees or distributors, as the case may be). DUSA shall also be responsible for obtaining any export approvals required by the Regulatory Authorities to export Products among the countries of the Territory.

     5.2 Ownership. DUSA or, where required by applicable law, its designees(s) shall own any and all INDs, Registration Applications, Registrations and other regulatory filings for the Product in each country in the Territory.

          5.2.1 On a semi-annual basis, DUSA shall keep PN informed as to the status of all regulatory filings made pursuant to Section 5.1 and shall provide PN with copies of all scientific or technical documents relating to the Product filed with any Regulatory Authorities in the Territory in order to obtain or maintain a Registration; provided however, that such documents shall be considered DUSA Confidential Information and shall be used by PN solely in connection with its regulatory filing obligations. These documents shall be provided to PN, upon payment to DUSA of reasonable out-of-pocket handling and shipping fees, in the language and format of the original filing and be subject to the provisions of Section 7.4.3.

     5.3 Reimbursement of Costs.

          5.3.1 DUSA shall provide reimbursement funding to PN [ * ] as a result of activities to be undertaken in support of DUSA's filing of an NDA for the Product in the Field. Commencing upon the successful conclusion of PN's and/or its Affiliates' Phase III Clinical Trials and the issuance of the final report, unless PN's support is requested earlier, DUSA will reimburse PN as follows: (i) [ * ] per calendar quarter for the first four (4) calendar quarters, (ii) [ * ] per calendar quarter for the next following four (4) calendar quarters. [ * ].

          5.3.2 Payments of the amounts due under Section 5.3.1 shall be made within thirty (30) days after the end of each quarter. Notwithstanding anything to the contrary contained in this Section 5.3, in the event DUSA determines not to file an NDA for any reason including, by way of example and not limitation, that the Phase III Clinical Trials do not produce statistically significant results, DUSA shall not be obligated to start paying, or may cease paying, as the case may be the amounts set forth in Section 5.3.1, upon written notice to PN and any amounts due for the quarter during which such a relevant event occurs shall be made on a pro-rata basis.

     5.4 Adverse Reaction Reporting.

          5.4.1 Each Party responsible for clinical trials shall, with respect to such trials, record, evaluate, summarize and review all adverse drug experiences associated with the Compound and the Products. In addition, supplemental information must be provided regarding the Compound and the Products at periodic intervals and adverse drug experiences must be reported at more frequent intervals depending upon the severity of the experience. Consequently, each Party agrees to comply with the Drug Safety Agreement ("DSA") attached to and made a part of this Agreement as Exhibit 5.4; provided, however, if there are any ambiguities or inconsistencies between the terms of the DSA and the requirements of a Regulatory Authority, or if the requirements of a Regulatory authority are more stringent in any respect, then the provisions, rules and regulations of the Regulatory Authority shall apply and the Parties shall cooperate with each other in order that compliance occurs in a timely manner.

     5.5 Investigation; Recall. medac shall permit representatives of the FDA or other Regulatory Authority access to its records and facilities for any reason. In the event that the

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COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED.

Regulatory Authority in any country shall allege or prove that the Product does not comply with applicable rules and regulations in such country, each Party shall notify the other immediately and both Parties shall cooperate fully regarding the investigation and disposition of any such matter. If a Party is required or should deem it appropriate to recall the Product and such recall is due to any negligence, recklessness or wrongful intentional acts or omissions by, or strict liability of, or breach of representation and warranty including, but not limited to, non-compliance with cGMP, by the other Party, then and in such event such other Party shall bear all reasonable direct costs associated with such recall, including, without limitation, refund of the selling price to end-users and the actual cost of conducting the recall in accordance with the recall guidelines of the applicable Regulatory Authority. Otherwise, the recalling Party shall bear all costs and expenses associated with such recall.

6.   GRANT OF RIGHTS; OBLIGATIONS.

     6.1 Development License. PN hereby grants to DUSA, during the term of the Development Program, the [ * ] license, [ * ], under the Licensed Technology, to conduct the activities assigned to DUSA under the Development Program in the Territory.

     6.2 Commercialization License. PN hereby grants to DUSA an [ * ], under the Licensed Technology, to develop, use, register, market, distribute and sell Products in the Field and for any Additional Indications for which DUSA purchases Product under the Supply Agreement; provided, however, [ * ], DUSA's aforementioned license to develop, use, register, market, distribute and sell Product for such Additional Indication shall not be limited, even though DUSA does not purchase Product under the Supply Agreement. Furthermore, PN authorizes and grants to DUSA the right to reference any Licensed Technology for FDA purposes regarding any future regulatory filings made by DUSA for any Additional Indication, including, but not limited to the Barrett's Indication, regardless of whether DUSA purchases Product for such Additional Indication.

     6.3 No Manufacturing License. Except as set forth in the Supply Agreement, [ * ]

     6.4 PN License. DUSA hereby grants to PN a [ * ] license, [ * ], to use the data from Phase II, Phase III or Phase IV clinical trials conducted by DUSA
[ * ].

7.   MILESTONES, ROYALTIES AND JOINT VENTURE.

     7.1 Milestones. As consideration to PN for the license and other rights granted to DUSA under this Agreement, DUSA shall pay to PN the following milestone payments within [ * ] days of receipt of written notice of the first occurrence of each event set forth below. Except as provided in Section 7.3 of this Agreement, all milestone payments [ * ]. For the avoidance of doubt, [ * ].



     MILESTONE EVENT                                                                    MILESTONE PAYMENT
     ---------------                                                                    -----------------
     1.   Upon the execution of this Agreement by both Parties                                $[ * ]

     2.   Upon FDA acceptance of DUSA's filing of a Registration Application
     in the U.S. for the Product.                                                             $[ * ]

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
     MILESTONE EVENT                                                                    MILESTONE PAYMENT
     ---------------                                                                    -----------------
     3.   Upon receipt of the Registration for the Product in the U.S.                        $[ * ]

     7.2 Obligation to Pay Milestones. Notwithstanding the foregoing, in the event that in order to obtain a Registration, DUSA is required, or the JDC determines, upon request of DUSA, (or, if DUSA is forced to exercise its deciding vote) that it is necessary or desirable for Registration to conduct any additional preclinical or clinical trials other than those set forth in the General Development Plan in order to obtain or maintain a Registration, and DUSA undertakes and pays for same, the costs of such preclinical or clinical trials
[ * ] shall be credited against the amounts due under Milestone Payment 2 or 3, or refunded if applicable under Section 7.3. In the event that DUSA determines not to undertake such additional clinical trials as stated in the first sentence of this Section 7.2, and Milestone Events 2 and/or 3 as set forth in Section 7.1 above do not occur, no further milestones shall be deemed to have been met and DUSA shall have no obligation to pay any such milestones. Finally, DUSA shall have no obligation to pay Milestone 2 or 3 if any additional confirmatory pivotal Phase III clinical trial(s) is required, or the JDC determines, upon request of DUSA, is necessary or desirable (or, if DUSA is forced to exercise its deciding vote) to demonstrate statistical significance other than those set forth on the General Development Plan, and such trial(s) is conducted by DUSA, which trial(s) measure the same or comparable endpoint as the current Phase III Clinical Trial (i.e., recurrent rate of disease at six months after the resection procedure); provided, however, if DUSA does undertake such additional Phase III clinical trial, then if (i) total patient enrollment occurs within [ * ], measured from the date that the first patient is enrolled in such trial to the date that the last patient is enrolled; and (ii) DUSA receives Registration for the Product in the United States, then DUSA shall pay to PN
[ * ] in accordance with the terms of Section 7.1, instead of the amounts set forth as Milestone Payments 2 and 3.

     7.3 Refund of Milestones Paid. In the event that Registration for the Product in the U.S. is denied by the FDA, whose decision shall be binding, after FDA's acceptance of the filing and payment by DUSA of Milestone Payment 2, PN shall, within [ * ] days of receipt of written notice from DUSA of such denial, refund to DUSA [ * ], as well as the costs of any additional preclinical or clinical trials undertaken by DUSA as set forth in Section 7.2, [ * ], up to a total of [ * ].

     7.4 Royalty Payments.

          7.4.1 As further consideration to PN for the license and other rights granted to DUSA under this Agreement, during the Term of this Agreement, DUSA shall pay to PN a royalty equal to [ * ] of the aggregate Net Sales by DUSA and its Affiliates within the Field in the U.S. and Canada, which royalty shall in no case be less than [ * ] per unit sold. For purposes of this Agreement, a unit shall mean each [ * ] unit of Product for resale containing a [ * ] of the Compound as the active ingredient.

          7.4.2 With respect to sales of the Product for use in any Additional Indications proposed and accepted into the Development Program pursuant to
Section 4.3, DUSA and PN shall negotiate in good faith the development costs and compensation to be paid by each party at such time as the Additional Indication is accepted into the Development Program.

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COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED.

               (a) For purposes of clarification, no royalty shall be due PN on Net Sales of Product sold for use in connection with any Additional Indication(s) which has been developed by DUSA, either by itself, on its behalf, or jointly with a Third Party or for use in the Barrett's Indication following Registration, or any indications for which DUSA purchases Product pursuant to the Supply Agreement other than for use in the Field.

          7.4.3 In the event PN uses any data from Phase II, Phase III or Phase IV clinical trials conducted by DUSA in any IND or Registration Application for marketing approval in a country outside of the Territory, PN shall pay to DUSA a royalty equal [ * ] of the aggregate Net Sales of PN and its Affiliates in such country, which royalty shall in no case be less than [ * ] per unit sold. Should PN choose to file for Registration [ * ], the royalty shall be paid on Net Sales of [ * ], provided that DUSA's data is necessary to obtain or maintain Registration.

     7.5 Reduction for Generic Competition. In the event that a product that is a Generic Product is being marketed by a Third Party or Parties in any country in which a Party is selling the Product, the royalties payable to a Party under
Section 7.4 with respect to Net Sales of the Product shall be reduced based upon the [ * ].

          7.5.1 The [ * ] calculation provisions set forth in Section 7.5 shall be subject to [ * ] reconciliation, to be completed within [ * ] days of the end of each [ * ] month period following the initial marketing of a Generic Product in a country ("Generic Entry"). The total annual royalty payment due will be determined by comparing actual aggregate Net Sales for [ * ] period after Generic Entry to the aggregate Net Sales for the [ * ] period prior to Generic Entry (the "Baseline") and by calculating [ * ] from the Baseline for such year. In the event such reconciliation reveals an overpayment or underpayment to a Party, DUSA or PN, as the case may be, shall pay to the other Party the amount of the discrepancy within [ * ] days after determination of the discrepancy amount.

     7.6 Obligation to Pay Royalties. There shall be no obligation to pay royalties to a Party under this Section 7 on sales of Products between a Party and its Affiliates, if any. The obligation to pay royalties shall arise only upon the sale by a Party and/or its Affiliates to unrelated Third Parties, such as end-users and distributors.

     7.7 Sharing of Operating Loss or Profit. The Parties intend to form a joint venture to obtain Registration in the countries in the Territory outside [ * ]. In such event, DUSA and PN shall share, in accordance with the agreement entered into between the Parties at the time of formation of the joint venture, the costs [ * ] associated with commercial sales of the Product in such country. DUSA and PN shall share, in accordance with the agreement entered into between the Parties at the time of formation of the joint venture, [ * ]. In the event that the Parties do not form a joint venture in any one or all of the countries in the Territory outside [ * ], then the Parties agree to negotiate in good faith [ * ].

8.   PAYMENTS AND REPORTS.

     8.1 Payments. Beginning with the calendar quarter in which the First Commercial Sale is made in a country for which royalties are due under Sections
7.4.1 or 7.4.3 and for each calendar quarter thereafter, each Party shall submit a statement, on a country-by-country basis, of the amount of Net Sales by such Party during such quarter and the amount of royalties due on such Net Sales. Each such statement shall be accompanied by the royalty payment due and shall be submitted quarterly [ * ] days after the end of each calendar quarter. In addition, payments to each Party of its share of operating profits and/or losses which may be due under Section 7.7

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COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED.

shall be made in accordance with the agreement entered into between the Parties at the time of formation of the joint venture.

     8.2 Mode of Payment. Each Party shall make all payments required under this Agreement as directed by the other Party from time to time, [ * ]. All payments due shall be translated [ * ].

     8.3 Records Retention. Each Party shall keep, and shall cause its Affiliates and/or Sublicensees to keep, complete and accurate records pertaining to the sale of Product for a period of three (3) calendar years after the year in which such sales occurred, and in sufficient detail to permit the other Party to confirm the accuracy of the aggregate royalty calculations hereunder.

     8.4 Audit Rights.

          8.4.1 During the term of this Agreement and for a period of three (3) years thereafter, at the request and expense of a Party, the other Party shall permit and shall cause its Affiliates and Sublicensees to permit an independent, certified public accountant appointed by the auditing Party and reasonably acceptable to the Party being audited, at reasonable times and upon reasonable notice, no more than twice per calendar year, (unless required by an unanticipated need from a tax or other government agency) to examine such records as may be necessary to: (i) determine the correctness of any report or payment made under this Agreement; or (ii) obtain information as to the aggregate royalties payable for any calendar quarter. Said accountant shall not disclose to the auditing Party any information other than information relating to said reports, royalties, and payments. Results of any such examination shall be made available to both Parties.

          8.4.2 Each Party shall bear the full cost of the performance of any audit requested by it except as hereinafter set forth. If, as a result of any inspection of the books and records of a Party by the other, it is demonstrated that payments under this Agreement were less than the amount which should have been paid, then all payments required to be made to eliminate any discrepancy revealed by said inspection shall be made within thirty (30) days after written demand therefor. Furthermore, if the payments made were less than [ * ] of the amount that should have been paid during the period in question, the audited Party shall also reimburse the auditing Party for all costs of such audit.

     8.5 Taxes.

          8.5.1 In the event that a Party is required to withhold any tax to the tax or revenue authorities in any country regarding any payment to the other Party due to the laws of such country, such amount shall be deducted from the payment to be made by such Party, and such Party shall promptly notify the other Party of such withholding and, within a reasonable amount of time after making such deduction, furnish the other Party with copies of any tax certificate or other documentation evidencing such withholding. Each Party agrees to cooperate with the other Party in claiming exemptions from such deductions or withholdings under any agreement or treaty from time to time in effect.

          8.5.2 If either Party has the legal obligation to collect and/or pay any sales, use, excise or value added taxes, the appropriate amount shall be added to the other Party's invoice and paid by the Party with such legal obligation, unless the invoiced Party provides the Party with such legal obligation with a valid tax exemption certificate authorized by the appropriate taxing authority.

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COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED.

9.   INTELLECTUAL PROPERTY.

     9.1 Ownership. Except as otherwise provided in Section 9.2, PN shall retain all right, title and interest in and to the Licensed Technology regardless of which Party prepares and files the IND and Registration Applications, subject to the licenses granted to DUSA pursuant to Section 6.

     9.2 Inventions.

          9.2.1 Rights to Inventions conceived or first reduced to practice solely by employees and/or consultants of PN shall belong to PN.

          9.2.2 Rights to Inventions conceived or first reduced to practice solely by employees and/or consultants of DUSA shall belong to DUSA.

          9.2.3 Rights to Inventions which were conceived or first reduced to practice jointly by employees and/or consultants of PN and by employees and/or consultants of DUSA, shall belong jointly to PN and to DUSA. The Parties shall be under no territorial or field restrictions with respect to joint Inventions and shall have the right to manufacture, have manufactured, use, sell, and offer to sell such joint Inventions provided, however, that neither Party has the right to grant or purport to grant any interest in such joint Invention to any third party without the other Party's consent. To the extent not inconsistent with an express provision of this Agreement, the laws of [ * ] shall apply to the rights to Inventions.

          9.2.4 Each Party agrees promptly to provide to the other Party a complete written disclosure of any Invention in the Field conceived or first reduced to practice by such Party. DUSA shall determine whether any Invention owned solely by DUSA or jointly by DUSA and PN is patentable and whether filing a patent application is economically justifiable, and if so, DUSA shall proceed with the preparation and prosecution of a patent application covering any such Invention. If DUSA elects not to file patent applications for any Invention owned jointly by the Parties, PN shall have the right to file and prosecute patent applications for such joint Inventions in any country in which DUSA elects not to file for patent protection. PN shall determine whether any Invention owned solely by PN is patentable and whether filing a patent application is economically justifiable, and if so, PN shall proceed with the preparation and prosecution of a patent application covering any such Invention.

          9.2.5 DUSA and PN shall share [ * ]. The filing, prosecution and maintenance of patents covering Inventions owned jointly by the Parties shall be in the name of both Parties. If either Party elects not to pay for (i) the filing of a patent application in a particular country on any such Invention which the other Party reasonably believes is patentable, or (ii) the further prosecution or maintenance of any Invention, or (iii) the filing of any divisional, continuing, or continuation-in-part, patent application based on any patent or Invention, such Party shall notify the other Party in a timely manner and the other Party may do so at its own expense. In such event, such patent or application shall be assigned by such Party to the other Party, and all of such assigning Party's rights in such patent or application shall cease.

          9.2.6 Each Party agrees to cooperate with the other Party to execute all lawful papers, instruments, and assignments, to make all rightful oaths and declarations and to provide consultation and assistance as may be necessary in the preparation, prosecution, maintenance and enforcement of all such patents and patent applications.

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     9.3 Enforcement.

          9.3.1 If either Party learns of an infringement, unauthorized use, misappropriation or ownership claim or threatened infringement or other such claim (any of the foregoing, an "Infringement") by a Third Party with respect to any Licensed Technology within the Territory, such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such Infringement.

          9.3.2 PN shall have the first right, but not the duty, to institute Infringement actions against Third Parties based on any Licensed Technology in the Territory. If PN (or its designee) does not secure actual cessation of such Infringement or institute an Infringement proceeding against an offending Third Party within ninety (90) days of learning of such Infringement, DUSA shall have the right, but not the duty, to institute such an action with respect to any Infringement by such Third Party. The costs and expenses of any such action (including fees of attorneys and other professionals) shall be borne by the Party instituting the action, or, if the Parties elect to cooperate in instituting and maintaining such action, such costs and expenses shall be borne by the Parties in such proportions as they may agree in writing. Each Party shall execute all necessary and proper documents, take such actions as shall be appropriate to allow the other Party to institute and prosecute such Infringement actions and shall otherwise cooperate in the institution and prosecution of such actions (including, without limitation, consenting to being named as a nominal party thereto). Any award paid by Third Parties as a result of such an Infringement action (whether by way of settlement or otherwise) shall be applied first to reimburse both Parties for all costs and expenses incurred by the Parties with respect to such action on a pro rata basis and, if after such reimbursement any funds shall remain from such award, they shall be allocated as follows: (i) if PN has instituted and maintained such action alone, PN shall be entitled to retain such remaining funds; (ii) if DUSA has instituted and maintained such action alone, DUSA shall be entitled to retain such remaining funds; or (iii) if the Parties have cooperated in instituting and maintaining such action, the Parties shall allocate such remaining funds between themselves in the same proportion as they have agreed to bear the expenses of instituting and maintaining such action.

     9.4 Infringement Action by Third Parties.

          9.4.1 In the event of the institution or threatened institution of any suit by a Third Party against DUSA for patent Infringement involving the sale, distribution or marketing of the Product in the Territory, DUSA shall promptly notify PN in writing of such suit. Unless otherwise covered by Section 11.2, DUSA shall have the right to defend such suit at its own expense. PN hereby agrees to assist and cooperate with DUSA, at DUSA's reasonable request and expense, in the defense of such suit (including, without limitation, consenting to being named as a nominal party thereto). During the pendency of such action and thereafter, DUSA shall continue to make all payments due under this Agreement.

          9.4.2 In the event that DUSA incurs any liability to a Third
Party for royalties or other damages as the result of any such action as described in Section 9.4.1 for which PN has indemnified DUSA under Section 11.2, DUSA shall be entitled (in addition to any damages which may arise under Section
11) to a credit against royalties due under this Agreement in an amount equal to the damages, costs and expenses, including third-party royalties which may be or become due. Any credit under this Section which is not applied in the period incurred may be carried forward and applied to any subsequent period until the credit has been fully applied.

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

10.  PUBLICATION; CONFIDENTIALITY.

     10.1 Notification. Both Parties recognize that each may wish to publish the results of their work relating to the subject matter of this Agreement. However, both Parties also recognize the importance of acquiring patent protection. Consequently, subject to any applicable laws or regulations obligating either Party to do otherwise, any proposed publication by either Party shall comply with this Section 10.1. At least forty-five (45) days before a manuscript is to be submitted to a publisher, the publishing Party will provide the non-publishing Party with a copy of the manuscript (or an English translation thereof). If the publishing Party wishes to make an oral presentation, it will provide the non-publishing Party with a copy of the abstract (if one is submitted) at least forty-five (45) days before it is to be submitted. The publishing Party will also provide to the non-publishing Party a copy of the text of the presentation, including all slides, posters, and any other visual aids, at least forty-five (45) days before the presentation is made.

     10.2 Review. The non-publishing Party will review the manuscript, abstract, text or any other material provided under Section 10.1 to determine whether patentable subject matter is disclosed. The non-publishing Party will notify the publishing Party within forty-five (45) days of receipt of the proposed publication if the non-publishing Party, in good faith, determines that patentable subject matter is or may be disclosed, or if the non-publishing Party, in good faith, believes Confidential Information (as defined in Section 10.4) is or may be disclosed. If it is determined by the JDC that patent applications should be filed, the publishing Party shall delay its publication or presentation for a period not to exceed ninety (90) days from the non-publishing Party's receipt of the proposed publication or presentation to allow time for the filing of patent applications covering patentable subject matter. In the event that the delay needed to complete the filing of any necessary patent application will exceed the ninety (90)-day period, the Parties will consult in good faith to determine an extension of the publication delay beyond the ninety (90)-day period. If it is determined in good faith by the non-publishing Party that Confidential Information or proprietary information is being disclosed, the Parties will consult in good faith to arrive at an agreement on mutually acceptable modifications to the proposed publication or presentation to avoid such disclosure.

     10.3 Exclusions. Nothing in Sections 10.1 and 10.2 shall prevent either Party in connection with efforts to secure financing at any time during the term of this Agreement: (i) from issuing statements as to achievements made, and the status of the work being done by the Parties under this Agreement, so long as such statements do not jeopardize the ability to obtain patent protection on Inventions or disclose Confidential Information; or (ii) from issuing statements that such Party determines to be necessary to comply with applicable law (including the disclosure requirements of the U.S. Securities and Exchange Commission, Nasdaq or any other stock exchange on which securities issued by such Party are traded); provided, however, that, to the extent practicable under the circumstances, such Party shall provide the other Party with a copy of the proposed text of such statements sufficiently in advance of the scheduled release thereof to afford such other Party a reasonable opportunity to review and comment upon the proposed text.

     10.4 Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed to in writing, the Parties agree that, during the term of this Agreement and for ten (10) years thereafter, the receiving Party shall ensure that their respective Affiliates, Sublicensees, employees, officers, directors and representatives shall keep completely confidential and not publish or otherwise disclose, and not use for any purpose, any information furnished to it or them by the other Party or developed under or in connection with this Agreement, including but not limited to the Licensed Technology, except to the extent that it can

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
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COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED.

be established by the receiving Party by competent proof that such information:
(i) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party; (iii) became generally available to the public or was otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or (iv) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others (all such information to which none of the foregoing exceptions applies, "Confidential Information").

     10.5 Exceptions to Obligation. The restrictions contained in Section 10.4 shall not apply to Confidential Information that: (i) is submitted by the recipient to governmental authorities to facilitate the issuance of Registrations for the Product, provided that reasonable measures shall be taken to assure confidential treatment of such information; (ii) is provided by the recipient to Third Parties under confidentiality provisions at least as stringent as those in this Agreement, for consulting, manufacturing development, manufacturing, external testing, marketing trials and, with respect to DUSA, to Third Parties who are Sublicensees or other development/marketing partners of DUSA with respect to any of the subject matter of this Agreement; (iii) is subject to publication rights by clinical investigators under agreements with PN or medac entered into prior to the date of this Agreement; or (iv) is otherwise required to be disclosed in compliance with applicable laws or regulations or order by a court or other regulatory body having competent jurisdiction; provided that if a Party is required to make any such disclosure of the other Party's Confidential Information such Party will, except where impracticable for necessary disclosures (for example, to physicians conducting studies or to health authorities), give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such Confidential Information required to be disclosed.

     10.6 Limitations on Use. Each Party shall limit the use, and cause each of its Affiliates and its Sublicensees to limit the use, of any Confidential Information obtained by such Party from the other Party, its Affiliates or its Sublicensees, pursuant to this Agreement or otherwise, so that such use is solely in connection with the activities or transactions contemplated hereby.

     10.7 Remedies. Each Party shall be entitled, in addition to any other right or remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining the other Party, its Affiliates and/or its Sublicensees from any violation or threatened violation of this Section 10..

11.  INDEMNIFICATION.

     11.1 Indemnification by DUSA. DUSA shall indemnify, keep indemnified, defend and hold harmless PN and its Affiliates, and their respective directors, officers, employees and agents from and against [ * ], whether in tort, contract, or as a result of a breach of statutory duty or otherwise and whether or not foreseeable [ * ] arising out of or resulting from:

          11.1.1 negligence, recklessness or wrongful intentional acts or omissions of DUSA, its Affiliates or its Sublicensees, if any, and their respective directors, officers, employees and agents in connection with DUSA's fulfillment of its obligations under this Agreement; or

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          11.1.2 any breach of any representation or warranty made by DUSA under
Section 2.

          11.2 Indemnification by PN. PN shall indemnify, keep indemnified, defend and hold harmless DUSA, its Affiliates, its Sublicensees and distributors, and their respective directors, officers, employees and agents, from and against [ * ] however arising, whether in tort, contract, or as a result of a breach of statutory duty or otherwise and whether or not foreseeable [ * ] arising out of or resulting from:

          11.2.1 negligence, recklessness or wrongful intentional acts or omissions of PN or its Affiliates, and their respective directors, officers, employees and agents, in connection with PN's fulfillment of its obligations under this Agreement;

          11.2.2 any breach of any representation or warranty made by PN under
Section 2; or

          11.2.3 any warranty claims, Product recalls or any tort claims of personal injury (including death) or property damage relating to or arising out of any manufacture, use, distribution or sale of the Compound or a Product by PN or its Affiliates due to any negligence, recklessness or wrongful intentional acts or omissions by, or strict liability of, PN or its Affiliates, and their respective directors, officers, employees and agents, except, in each case, to the comparative extent such claim arose out of or resulted from the negligence, recklessness or wrongful intentional acts or omissions of DUSA, its Affiliates or its Sublicensees, and their respective directors, officers, employees and agents.

     11.3 Notice of Indemnification. In the event that any person (an "Indemnitee") entitled to indemnification under Section 11.1 or Section 11.2 is seeking such indemnification, such Indemnitee shall inform the indemnifying Party of the claim as soon as reasonably practicable after such Indemnitee receives notice of such claim, shall permit the indemnifying Party to assume direction and control of the defense of the claim (including the sole right to settle it at the sole discretion of the indemnifying Party, provided that such settlement does not impose any obligation on, or otherwise adversely affect, the Indemnitee or the other Party) and shall cooperate as requested (at the expense of the indemnifying Party) in the defense of the claim.

     11.4 Complete Indemnification. As the Parties intend complete indemnification, all costs and expenses incurred by an Indemnitee in connection with enforcement of Sections 11.1 and 11.2 shall also be reimbursed by the indemnifying Party. The parties agree that if any indemnification or reimbursement sought pursuant to Sections 11.1 or 11.2 is for any reason unavailable or insufficient to hold it harmless (except by reason of the gross negligence or willful misconduct of an Indemnified Party) then, the indemnifying party shall contribute to the liabilities for which such indemnification or reimbursement is held unavailable in such portion as is appropriate to reflect
(a) the relative benefits to the indemnified party on the one hand and indemnifying party on the other hand, in connection with the transaction to which such indemnification or reimbursement relates or (b) if the allocation provided by clause (a) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause
(a), but also the relative fault of the parties as well as any other relevant equitable considerations.

12.  INSURANCE.

     12.1 PN maintains and will continue to maintain during the period that it conducts clinical trials, as sponsor, with the Compound, clinical trial liability insurance of at least [ * ] in

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COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED.

the aggregate, at its cost. Similarly, DUSA will continue to maintain during the period that it conducts clinical trials, as sponsor, with the Compound, clinical trial liability insurance of at least [ * ] per incident and in the aggregate, at its cost. Each party shall obtain by the date of the date of the First Commercial Sale and shall continue to maintain, at its cost, , so long as the Product is commercialized in the Territory and wherever sold in the rest of the world, a general liability/product liability insurance policy providing coverage of at least [ * ]. Both parties shall alternatively have the right to satisfy the obligation for any insurance under this Section 12 through a reasonable program of self-insurance. Both Parties shall provide written evidence of such insurance coverage to the other Party upon request.

13.  TERM; TERMINATION.

     13.1 Term. This Agreement shall become effective as of the Effective Date and shall remain in full force and effect for a period of [ * ] years from the date of receipt of the first Registration in any country in the Territory, unless earlier terminated pursuant to one of the other provisions of Section 13 (the "Initial Term"). Following expiration of the Initial Term, the Agreement shall be automatically renewed for successive one (1) year renewal periods (each, a "Renewal Term"); provided, however, that at any time following expiration of the Initial Term, either Party shall have the right to terminate this Agreement upon [ * ] days prior written notice. The Initial Term and all Renewal Terms, or parts thereof, shall collectively be referred to as the "Term".

     13.2 Termination by DUSA or PN. Notwithstanding the language contained in
Section 13.1:

          13.2.1 In the event that a Pre-NDA Meeting is not scheduled because, based upon the final report, the Phase III Clinical Trial fails to produce Statistically Significant Results, DUSA shall have the right, at any time, in its discretion, to terminate this Agreement, in whole or in part, based upon its commercially reasonable judgment exercised in good faith, upon [ * ] prior written notice to PN. It is understood that as used in this Agreement, the right to terminate "in part" shall mean that a Party has the right to terminate this Agreement on (i) an indication-by-indication basis, (ii) a country-by-country basis, or (iii) any combination of the two (2).

          13.2.2 After the Pre-NDA Meeting with the FDA, DUSA shall have the right, at any time, in its discretion, to terminate this Agreement, in whole or in part, based upon its commercially reasonable judgment exercised in good faith, upon [ * ] days prior written notice to PN.

          13.2.3 Subject to a decision of the JDC under Section 3.2.4, in the event that the final report for the Phase III Clinical Trial is not completed before [ * ], DUSA shall have the right, at any time thereafter, in its discretion, to terminate this Agreement, in whole or in part, upon [ * ] days prior written notice to PN.

          13.2.4 After the Pre-NDA Meeting, if it occurs, DUSA shall have the right to terminate this Agreement, in whole or in part, upon [ * ] notice to PN, if the light device(s) used in PN's or its Affiliate's clinical trials and/or approved for use with the Product in the Field cannot be purchased by end-users on commercially reasonable terms (without regard to price).

          13.2.5 In the event that DUSA decides not to undertake any additional pre-clinical or clinical trials as set forth in Section 7.2, either Party shall have the right to terminate this Agreement with respect to the applicable country in the Territory for which such additional pre-clinical or clinical trials are required, upon [ * ] prior written notice to the other Party.

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COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED.


          13.2.6 In the event that DUSA fails to file a Registration Application in the U.S. not later than [ * ]; provided, however, that the [ * ] time period for filing in the U.S. shall be extended for additional reasonable periods of time needed to respond to any requests from applicable Regulatory Authority for information not prepared for submission to the Regulatory Authority at the date of delivery of the final report mentioned above, or as determined by the JDC.

     13.3 Termination for Cause. Either Party (the "Non-breaching Party") may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement, in whole or in part, in the event the other Party (the "Breaching Party") shall have breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for [ * ] days after written notice thereof was provided to the Breaching Party by the Non-breaching Party (or, if such default cannot be cured within such [ * ] day period, if the Breaching Party does not commence and diligently continue actions to cure such default during such [ * ] day period). Any such termination shall become effective at the end of such [ * ] day period unless the Breaching Party has cured any such breach or default prior to the expiration of such [ * ]day period (or, if such default cannot be cured within such [ * ] day period, if the Breaching Party has commenced and diligently continued actions to cure such default). The right of either Party to terminate this Agreement as provided in this Section 13 shall not be affected in any way by such Party's waiver or failure to take action with respect to any previous default.

     13.4 Termination for Insolvency. Either Party may terminate this Agreement, in whole or in part, as the terminating Party may determine, by written notice to the other Party in the event that such other Party shall (i) have become insolvent or bankrupt, (ii) have made an assignment for the benefit of its creditors, (iii) have been appointed a trustee or receiver of such Party for all or a substantial part of its property, or (iv) have any case or proceeding commenced or other action taken by or against such Party (as to which, if involuntarily commenced against such Party, such Party not being able to obtain dismissal within [ * ] days after commencement thereof) in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or applicable law now or hereafter in effect.

     13.5 Effect of Expiration or Termination.

          13.5.1 Following the expiration of the Initial Term of this Agreement, or if this Agreement is terminated pursuant to Sections 13.2.4, and 13.4, DUSA shall have [ * ], to continue to market, distribute and sell Product in all countries in the Territory, and the [ * ] right to use the Licensed Technology in connection therewith; provided, however, that except as set forth in the Supply Agreement, DUSA shall have no right [ * ]; and provided, however, if DUSA receives approval to market the Product in the Field with a light device not originally identified by the parties within [ * ] months of the termination under Section 13.2.4, DUSA shall owe PN royalties on Net Sales pursuant to
Section 7.4.1 and Milestones 2 and 3 under Section 7 less any and all costs or expenses incurred by DUSA to develop or have developed such light device, including without limitation, engineering costs, licensing costs, reasonable overhead costs, sales and marketing costs, and lost profits related to such light device (which costs and expenses shall be reviewed and subject to the approval process of the JDC set forth in Section 3).

          13.5.2 If this Agreement is terminated in its entirety by DUSA according to Section 13.3 by reason of breach by PN, in addition to any other remedies available to DUSA at law or in equity: (i) PN shall promptly transfer to DUSA copies of all data, reports, records and materials in PN's possession or control that relate to the Development Program and return to

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COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED.

DUSA all relevant records and materials in PN's possession or control containing Confidential Information of DUSA (provided that PN may keep one copy of such Confidential Information of DUSA for archival purposes only); (ii) DUSA shall have an exclusive, royalty-free, perpetual right with the right to grant sublicenses to make, have made, use, market, distribute, sell, manufacture and have manufactured any Product in the Territory, and the exclusive, perpetual and paid-up right, with the right to grant sublicenses, to use the Licensed Technology in the Territory. To that end, DUSA may continue to hold and use all data, reports, records and material in DUSA's possession or control that relate to the Development Program, and may hold all INDs, Registration Applications, Registrations and other regulatory filings made or filed by DUSA for a Product, pursuant to this Agreement, and may in its sole discretion continue any sublicenses granted by DUSA under this Agreement. If this Agreement is terminated in its entirety by PN according to Section 13.3 by reason of breach by DUSA, in addition to any other remedies available to PN at law or in equity, DUSA shall relinquish its rights and licenses in the Field in the Territory including, without limitation, the use of clinical data regarding the fluorescence-guided resection of glioblastoma, but shall retain all rights and licenses with respect to Additional Indications.

          13.5.3 If this Agreement is terminated pursuant to Sections 13.2.1, 13.2.2, or 13.2.3, then (i) until the last expiration date of DUSA's patents or existing patent licenses with respect to the Product, or (ii) for so long as DUSA has filed an IND with respect to the Product in a specific Additional Indication, is diligently pursuing marketing approval, and/or commercializing the Product in this respective Additional Indication, (whichever of (i) or (ii) is longer), DUSA shall have an [ * ] to develop, use, register, market, distribute, and sell any Product in the Territory, and the [ * ], to use the Licensed Technology in the Territory, for these respective Additional Indications and [ * ], and shall have [ * ] for all other Additional Indications from the date of termination of this Agreement and thereafter, but shall [ * ] including, without limitation, the use of clinical data regarding the fluorescence-guided resection of glioblastoma; provided, however, that except as set forth in the Supply Agreement, DUSA shall have [ * ].

          13.5.4 If this Agreement is terminated pursuant to Section 13.2.5, DUSA shall [ * ] including, without limitation, the [ * ].

          13.5.5 If this Agreement is terminated pursuant to Section 13.2.6, DUSA shall [ * ].

     13.6 Accrued Rights; Surviving Obligations.

          13.6.1 Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of either Party prior to such termination, relinquishment or expiration. Such termination, relinquishment or expiration shall not relieve either Party from obligations which are expressly indicated to survive termination or expiration of this Agreement; provided, however, that no unpaid milestones which may become due subsequent to a notice of termination by DUSA shall be payable to PN (so long as no unauthorized use of Licensed Technology by DUSA occurs).

          13.6.2 All of the Parties' rights and obligations under, and/or the provisions contained in, Sections 2, 4.3.5, 4.5, 4.6, 5.4, 5.5, 6.2 (solely with respect to DUSA's right to reference the Licensed Technology), 7.3, 8.1 (solely for payments due for sales before the expiration, termination or relinquishment of the Agreement) 8.3, 8.4, 8.5, 9, 10.4, 10.5, 10.6, 10.7, 11, 12, 13.4, 13.5,
15.3, 15.5, 15.6, 15.11 and 15.12 shall survive termination, relinquishment or expiration of this Agreement.

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

14.  FORCE MAJEURE.

     14.1 Events of Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in fulfilling or performing any obligation of this Agreement when such failure or delay is due to Force Majeure, and without the fault or negligence of the Party so failing or delaying. For purposes of this Agreement, Force Majeure is defined as causes beyond the control of the Party, including, without limitation, acts of God; acts, regulations, or laws of any government; terrorism; war; civil commotion; destruction of production facilities or materials by fire, flood, earthquake, explosion or storm; labor disturbances; epidemic; and failure of public utilities or common carriers. In such event DUSA or PN, as the case may be, shall immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice shall thereupon be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is so disabled and the thirty
(30) days thereafter. To the extent possible, each Party shall use reasonable efforts to minimize the duration of any Force Majeure.

15.  MISCELLANEOUS.

     15.1 Relationship of Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

     15.2 Assignment. Neither Party shall be entitled to assign its rights hereunder without the express written consent of the other Party hereto, except that each Party may assign its rights and transfer its duties hereunder to any assignee of all or substantially all of its business (or that portion thereof to which this Agreement relates), in the event of such Party's merger, consolidation or involvement in a similar transaction or in the event of the purchase of in excess of fifty (50%) of the voting securities of a Party by such assignee. No assignment and transfer shall be valid or effective unless done in accordance with this Section 13.2 and unless and until the assignee/transferee shall agree in writing to be bound by the provisions of this Agreement.

     15.3 Books and Records. Any books and records to be maintained under this Agreement by a Party or its Affiliates or Sublicensees shall be maintained in accordance with the generally accepted accounting principles of each respective Party's country of formation, consistently applied.

     15.4 Further Actions. Each Party shall execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

     15.5 Notice.

          15.5.1 Any notice or request required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          (a)       In the case of DUSA, to:

                              DUSA Pharmaceuticals, Inc.
                              25 Upton Drive
                              Wilmington, Massachusetts 01887
                              Attention: D. Geoffrey Shulman, President
                              Facsimile No.: 978-657-9193
                              Telephone No.: 978-657-7500


          (b)       In the case of PN, to:

                              Photonamic GmbH & Co. KG.

                              Fehlandtstrasse 3
                              20354 Hamburg, Germany
                              Attention: Rainer Uhlenbusch, MD
                              Facsimile No.:0049-4103 8006 100
                              Telephone No.:0049-4103 8006 0

or to such other address for such Party as it shall have specified by like notice to the other Party, provided, however, that notices of a change of address shall be effective only upon receipt thereof. If delivered personally or by facsimile transmission, the date of delivery shall be deemed to be the date on which such notice or request was given. If sent by overnight express courier service, the date of delivery shall be deemed to be the next business day after such notice or request was deposited with such service. If sent by certified mail, the date of delivery shall be deemed to be the fifth (5th) business day after such notice or request was deposited with the U.S. or German Postal Service, as the case may be.

          15.5.2 All correspondence, notices and other communications of any kind whatsoever given between the Parties, including, without limitation, all data, information and reports relating to the Development Program and all regulatory filings, shall be promptly provided to the other Party in English, or as an English translation thereof, as the case may be.

     15.6 Use of Name. Except as otherwise provided herein, neither Party shall have any right, express or implied, to use in any manner the name or other designation of the other Party or any other trade name or trademark of the other Party (including, without limitation, the Trademarks) for any purpose in connection with the performance of this Agreement.

     15.7 Public Announcements. Except as permitted by Section 10.3 and subject to Section 10.4, neither Party shall make any public announcement concerning this Agreement or the subject matter hereof without first providing the other Party with a copy of the proposed public announcement for its review at least three (3) days before the scheduled release date of the announcement.

     15.8 Waiver. A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     15.9 Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     15.10 Amendment. No amendment, modification or supplement of any provisions of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

     15.11 Governing Law; [ * ] Original Controlling; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of [ * ] without regard to conflicts of law principles. The English original of this Agreement shall prevail over any translation hereof. The place of venue shall be [ * ].

     15.12 Entire Agreement. This Agreement, together with the schedules and exhibits hereto, sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions and negotiations between them, and neither of the Parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized officer or representative of the Party to be bound thereby.

     15.13 Parties in Interest. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective permitted successors and assigns.

     15.14 Descriptive Headings. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

     15.15 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, any one of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement.

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representative as of the day and year first above written.


PHOTONAMIC GmbH & Co. KG              DUSA PHARMACEUTICALS, INC.



By: [ * ]                             By: /s/ D. Geoffrey Shulman
    -----------------------------         ------------------------------
[ * ]                                     D. Geoffrey Shulman, MD, FRCPC
---------------------------------         President and Chief Executive Officer
[ * ]
-----


30 December 2002




By [ * ]
   ------------------------------
[ * ]
-----
[ * ]
-----

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                   EXHIBIT 1.8

                                  THE COMPOUND


NAME AND STRUCTURE


NAME OF ACTIVE SUBSTANCE:         5-Aminolevulinic acid hydrochloride
(INN)

CHEMICAL NAME:                    5-Amino-4-oxo-pentanoic acid hydrochloride


SYNONYMS:                         5-Aminolevulinic acid hydrochloride,
                                  (delta)-Aminolevulinic acid hydrochloride


ABBREVIATIONS:                    5-ALA, (delta)-ALA, 5-ALS

EMPIRICAL FORMULA:                C(5)H(9)NO(3) - HCl



MOLECULAR WEIGHT:                 167.59 g/mol
                                  (5-Aminolevulinic acid  hydrochloride)




STRUCTURAL FORMULA:               (STRUCTURAL FORMULA GRAPHIC)

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AMENDED.


                        EXHIBIT 1.26 LICENSED TECHNOLOGY

            medac Preclinical, Clinical and Manufacturing Information

A          [ * ]

           -        Study Report No. 10122/1/96
                    Study Report No. 10123/1/96

           -        Study Report No. 10827/97
                    Study Report No. 10828/97



B          [ * ]

           -        Study Report No. 10112/96
           -        Study Report No. 10113/96
           -        Study Report No. 10114/96



C          [ * ]

           -        Reference:
           -        Stender IM, Bech-Thomsen N. Poulsen T, Wulf
           -        HC (1997)



D          [ * ]
           [ * ]

           -        Study Report No. 10118/1/96
           -        Study Report No. 10120/1/96
           -        Study Report No. 10117/1/96
           -        Study Report No. 10119/1/96
           -        Study Report No. 10116/1/96
           -        Study Report No. 10115/1/96



E          [ * ]

           -        Analytical Report No. 9721/1/96
           -        Analytical Report No. 10575/97



F          OTHER INFORMATION

           -        Study Report No. 10121/1/96

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AMENDED.



           -        List and contact information of all clinical investigators



G          [ * ]

           -        LPT Report No. 11654/98 [ * ]

           -        LPT Report No. 11653/98 [ * ]

           -        LPT Report No. 11652/98 [ * ]

           -        LPT Report No. 13105/00 [ * ]

           -        LPT Report No. 11655/98 [ * ]

           -        LPT Report No. 11853/98 [ * ]

           -        LPT Report No. 11656/98 [ * ]

           -        LPT Report No. 11651/98 [ * ]

           -        LPT Report No. 11664/98 [ * ]

H          [ * ]

           [ * ]

C.1.1.     -        Specification and routine tests

C.1.2.1.   -        Nomenclature

C.1.2.2.   -        Description

C.1.2.3.   -        Manufacture (Restricted to authorities)*

           -        Quality Control during Manufacture (Restricted to authorities)*

C.1.2.3.1. -        Name and Address of Manufacturing Site

C.1.2.3.2  -        Synthetic Route

C.1.2.5.   -        Development Chemistry

C.1.2.6.   -        Impurities (Restricted to authorities)*

C.1.2.7.   -        Comparison of [ * ]

C.1.2.8.   -        Reference Standards

C.1.2.9.   -        Batch Analysis

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AMENDED.


           -        Appendix Analytical Validation (non-compendial methods)

           -        Stability Tests on the Active Ingredients

           -        Appendix Literature

           -        Appendix [ * ]

           -        Appendix Expert comment and formats

I          [ * ]

           -        Study MC-ALS.8/GLI incl. amendments

           -        CRF of MC-ALS.8/GLI

           -        (Final study report of MC-ALS.8/GLI and statistical analysis when available)

           -        Study MC-ALS.3/GLI incl. amendments

           -        CRF of MC-ALS.3/GLI

           -        (Final study report of MC-ALS.3/GLI and statistical analysis when available)

           -        (Interim Statistical Analysis of MC-ALS.3/GLI when available, including
                    Case Report Forms and data listings)

           -        IKP Study 10/01-03.ALA; medac Study No. MC-ALS.20/BV [ * ]


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AMENDED.

                        EXHIBIT 5.4 DRUG SAFETY AGREEMENT

                              DRUG SAFETY AGREEMENT
             STANDARD AGREEMENT ON EXCHANGE OF PHARMACOVIGILANCE AND
                             REGULATORY INFORMATION


--------------------------------------------------------------------------------
PHOTONAMIC GMBH & CO.KG                        DUSA PHARMACEUTICALS, INC.

Fehlandtstrasse 3                              25 Upton Drive
D-20354 Hamburg                                Wilmington, Massachusetts 01887
Germany                                        USA
--------------------------------------------------------------------------------


- This drug safety agreement was drawn up by PHOTONAMIC (hereinafter referred to as the < < Licensor > >) and DUSA (hereinafter referred to as < < Licensee > >).

- Photonamic and DUSA are parties to a Licensing and Development contract on 5-ALA (5-aminolevulinic acid) hereinafter referred to as the < < Product
     > >). The Pharmacovigilance is performed by medac Gesellschaft fuer klinische Spezialpraeparate mbH in charge of Photonamic (see Article 12).

-    Territories: as listed in the "Licensing and Development contract":
     Photonamic Territory: Any country other than DUSA's territories. DUSA
     Territory: United States and [ * ].

The parties have mutually agreed :



ARTICLE 1 - EXPEDITED REPORTING

1.1 Each party shall report to the other party Serious Adverse Drug Reactions regarding the Product within a maximum of [ * ] from being received by either party.

1.2  The same time frames apply to the follow-up reports.

1.3 The Licensee will report to its Authorities all Serious Adverse Drug Reactions occurring in the DUSA Territory regarding the Product, and will send copies to the Licensor.

1.4 The Licensor will report to the Licensee all Serious Adverse Drug Reactions occurring in the Photonamic Territory and [ * ] regarding any other Photonamic medicines containing the same active compound as the Product when transmitted by Photonamic's Licensees, for purposes of information.

1.5 The Licensor will send to the Licensee copies of all reports of Serious Adverse Drug Reactions (expected and unexpected) occurring outside the European Union regarding any other Photonamic medicines containing the same active compound as the Product. The

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     Licensee will report the Unexpected Serious Adverse Drug Reactions to its Authorities, using medac's case number.

1.6 Each party shall ensure parallel reporting to the Regulatory Authorities of all local and foreign expedited reports in their respective countries in which a marketing authorization or a marketing license is granted, according to the requirements of the applicable laws and regulations in such countries.

1.7 Expedited reporting between the parties shall be conducted according to the definitions of The Rules Governing Medicinal Products in the European Union Volume 9 - Pharmacovigilance; provided, however, that if a Regulatory Authority has a requirement which is stricter than the requirements of The Rules Governing Medicinal Products in the European Union Volume 9 - Pharmacovigilance, the parties will comply with such stricter requirement. The parties shall promptly inform each other in writing about such stricter requirements applicable in their respective territory, especially after the requirements have been changed.

1.8 Both parties have agreed upon the format of the suspected Adverse Drug Reaction report and an e-mail or fax transmission mode.

1.9 The safety reference Product Information used for determining the labeling of a reaction is the current version of the Summary of Product Characteristics approved in the respective Territory.



ARTICLE 2 - NON EXPEDITED REPORTING FOR ADVERSE DRUG REACTIONS

2.1 Individual safety reports which fulfil the criteria of Non-serious Adverse Drug Reactions shall be collected by each party.

2.2 Every [ * ], the individual cases shall be exchanged between both parties by sending each other a line-listing including all the adverse reactions received by each party, including the expedited cases already exchanged. Four quarterly reports covering the following periods: January to March, April to June, July to September and October to December will be addressed to each party.

2.3 The format and the content of this line-listing must include all the items which are part of The Rules Governing Medicinal Products in the European Union, Volume 9 - Pharmacovigilance



ARTICLE 3 - PERIODIC SAFETY UPDATE REPORTS (PSURS)

3.1 The Licensor is responsible for writing a Periodic Safety Update Report for Photonamic medicines containing the same active compound as the Product. The Licensee is responsible for submitting the PSUR to its Authorities after adding the recent Territory data according to the requirements of the applicable laws and regulations in such countries.

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                                                                  EXECUTION COPY

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COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED.

3.2 The current issuing schedule for the Periodic Safety Update Report is set at various frequencies. The PSUR will be issued at least every [ * ] upon renewal of the marketing authorization in the respective Territory, but will comply with all reporting requirements stated above.

3.3 The format and the content of the Periodic Safety Update Report must comply with The Rules Governing Medicinal Products in the European Union, Volume 9
     - Pharmacovigilance

3.4 The Licensee will send to the Licensor, the following information, to be included in the PSUR :

     -    Update on regulatory or manufacturer actions taken for safety reasons
     -    Change to Product Reference Safety Information
     - Studies (company-sponsored studies, planned safety studies, published safety studies)
     -    Results from local literary reviews
     -    Periodic Safety Reports on Levulan(R) (aminolevulinic acid)

3.5 The Licensor will review the international literature when preparing the PSUR.

3.6 If not already identified and exchanged before, any potential labeling change mentioned in the PSUR should be discussed by both parties before issuing the PSUR.



ARTICLE 4 - INFORMATION ON ANY REGULATORY ACTION RELATING TO THE SAFETY OF THE PRODUCT

Each party will notify the other party within [ * ] of the following actions related to safety in one of its territories, including but not limited to :

     -    any Marketing Authorization withdrawal
     -    any Regulatory / Safety restrictions on distribution of the product
     -    any intention to distribute a "Dear Doctor Letter"
     -    any clinical trial suspension
     -    any intended labeling change for the product
     - any request for a labeling change for the product by a regulatory authority
     -    any inquiry undertaken on the product by an agency
     - any findings of adverse effects in animals, e.g. mutagenicity, teratogenicity, carcinogenicity which might induce a significant risk for human subjects.


ARTICLE 5 - INDEMNIFICATION

The parties shall make best efforts to obtain Pharmacovigilance and Regulatory Information as described above. The Licensor shall not bear any legal responsibility for accuracy or correctness of translation of any Pharmacovigilance and Regulatory Information received from the Licensee

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

or for any delay or failure by the Licensee in reporting of Pharmacovigilance or Regulatory Information.



ARTICLE 6 - CONFIDENTIALITY

The parties shall keep confidential any and all Pharmacovigilance and Regulatory Information received from the other party.

Neither party shall disclose the same to any third party, except for Licensor's Licensees and affiliates and for Regulatory Authorities in fulfilling the terms of this agreement.



ARTICLE 7 - COST

Each party will bear any cost and expenses incurred in connection with its own performance in fulfilling the terms of the agreement expressed herein.



ARTICLE 8 - CODIFICATION AND TRANSMISSION METHOD

A standard dictionary should be used for codification of Adverse Drug Reactions. All Pharmacovigilance and Regulatory Information shall be in written form or in an agreed electronic format sent to the persons named and appointed by the Licensor and by the Licensee. The format used must be consistent with the ICH guidelines.



ARTICLE 9 - TERM

This agreement on exchange of Pharmacovigilance and Regulatory Information on the Product shall come into effect on the date of signature by both parties and shall continue in full force and effect until the date of expiration or termination of the Licensing and Development contract.



ARTICLE 10 - LITIGATION

In the event of litigation, the parties agree to refer to the jurisdiction paragraph of the license agreement regarding the Product.



ARTICLE 11 - MISCELLANEOUS

11.1 The English language shall be used for all notices, communications and exchange in writing hereunder.

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AMENDED.

11.2 The parties shall meet to agree to any necessary amendments and updates, in particular those due to changes of laws and regulations of any territory or in cases of additional Licensees or new territories. The Rules Governing Medicinal Products in the European Union, Volume 9 - Pharmacovigilance, are to be strictly followed.



ARTICLE 12 - CONTACT PERSONS


-------------------------------------------------------------------------------------------
PHOTONAMIC GMBH & CO.KG                           DUSA PHARMACEUTICALS, INC.
Fehlandtstrasse 36
D-20354 Hamburg                                   25 Upton Drive
Germany                                           Wilmington, Massachusetts 01887
                                                  USA

Company performing the Pharmacovigilance in charge of Photonamic:
medac Gesellschaft fuer klinische
Spezialpraeparate mbH
Fehlandtstrasse 3
D-20354 Hamburg
Germany

-------------------------------------------------------------------------------------------
PERSONS RESPONSIBLE FOR PHARMACOVIGILANCE:        PERSON RESPONSIBLE FOR PHARMACOVIGILANCE:
[ * ]                                             [ * ]
[ * ]                                             DUSA Pharmaceuticals, Inc.
medac Gesellschaft fuer klinische                 25 Upton Drive
Spezialpraeparate mbH                             Wilmington, Massachusetts 01887
Theaterstrasse 6                                  e-mail: [ * ]
D-22880 Wedel                                     Phone:    +978-657-7500
Germany                                           Fax:      +978-657-9193
e-mail: drugsafety@medac.de
Phone:  +49 4103 8006 443
Fax:    +49 4103 8006 466
-------------------------------------------------------------------------------------------

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COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED.

The parties agree with this Agreement to be executed by their respective duly authorized officers or representatives as of the day and year first written above.



Place, date                                              Place, date








Signature                                                Signature

--------------------------------------------------------------------------------

[ * ]


Person responsible for                                   Person responsible for
Pharmacovigilance                                        Pharmacovigilance

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AMENDED.

                                   APPENDIX A

                            GENERAL DEVELOPMENT PLAN

--------------------------------------------------------------------------------------------------------
                  EVENT                                COMPLETION DATE                    RESPONSIBILITY
--------------------------------------------------------------------------------------------------------
Phase III Clinical Trial Interim Analysis                   [ * ]                              [ * ]
 - Statistical Tables
--------------------------------------------------------------------------------------------------------
Phase III Clinical Trial - Last patient                     [ * ]                              [ * ]
 completing 6 month follow-up
--------------------------------------------------------------------------------------------------------
Statistical Analysis - Final Tables                         [ * ]                              [ * ]
--------------------------------------------------------------------------------------------------------
Final Phase III Clinical Trial Report                       [ * ]                              [ * ]
--------------------------------------------------------------------------------------------------------
European Regulatory Submission                              [ * ]                              [ * ]
--------------------------------------------------------------------------------------------------------
Manufacturing Process Validation                            [ * ]                              [ * ]
--------------------------------------------------------------------------------------------------------
Stability Studies                                           [ * ]                              [ * ]
--------------------------------------------------------------------------------------------------------
Manufacturing Facilities - ready for FDA                    [ * ]                              [ * ]
 inspection
--------------------------------------------------------------------------------------------------------
Pre-NDA Meeting                                             [ * ]                              [ * ]
--------------------------------------------------------------------------------------------------------

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